Morgan Stanley Small Cap Growth Fund
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
 Magma   11/19/01   $13.00   1,100   0.0038  $63,050,000,  0.0244     CS
 Design                                 %         000         %      First
Automati                                                            Boston
   on
 (LAVA)